UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 29, 2005

Ault Incorporated

(Exact name of Registrant as specified in its charter)

Minnesota	0-12611	41-0842932
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7105 Northland Terrace
Minneapolis, MN 55428-1028		55428
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 592-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 29, 2005, Ault Incorporation (the “Company”) announced the departure of the Company’s Chief Financial Officer Donald L. Henry.  The Company also announced that Mr. William J. Birmingham has been appointed as Interim Chief Financial Officer.  Mr. Birmingham, who is a CPA, has over sixteen years of experience as a CFO in a number of manufacturing and related businesses.  He brings a broad range of experience in working in both private and public companies.

The Company has entered into an agreement with Pacioli Companies, a Minneapolis executive staffing company (“Pacioli”), pursuant to which Mr. Birmingham has been engaged as Interim Chief Financial Officer.  Under the agreement with Pacioli, the Company pays Pacioli $95 per hour of service by Mr. Birmingham up to 40 hours per week and $142.50 per hour for any hours worked over 40 hours a week.  Pacioli pays Mr. Birmingham directly.

Mr. Birmingham is 64 years old.  From 2000 to 2005, Mr. Birmingham was vice president of finance at Harvey Vogel Manufacturing Co., a privately held metal stamping company in Woodbury, Minnesota.  Prior to 2000, he served as chief financial officer and in other managerial capacities for a variety of Twin Cities based public and private companies.  Mr. Birmingham is also a certified public accountant, and began his career with Touche Ross & Company in Milwaukee, Wisconsin.

Item 9.01 Financial Statements and Exhibits.

99.1            Press release dated July 29, 2005.

99.2            Letter Agreement between the Company and Pacioli Companies dated as of August 1, 2005.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AULT INCORPORATED

	By:	/s/ Frederick M. Green
Frederick M. Green
Chief Executive Officer

Dated: August 2, 2005